CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Stein Roe Cash Reserves Fund, Stein Roe Intermediate Bond Fund, Class S, Stein Roe Income Fund, Class S, and Stein Roe High Yield Fund, Class S (four of the series comprising Liberty-Stein Roe Funds Income Trust, formerly, Stein Roe Income Trust) in the Stein Roe Money Market Fund Prospectus, Liberty Intermediate Bond Fund Class A Prospectus, Liberty Income Bond Fund Class A Prospectus, Liberty High Yield Bond Fund Class A Prospectus, and Stein Roe
Taxable Bond Funds Prospectus and "Independent Auditors" and "Financial Statements" in each Statement of Additional Information of the Liberty-Stein Roe Funds Income Trust and to the incorporation by reference in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 33-02633) of our reports dated August 18, 2000 on the financial statements and financial highlights Stein Roe Cash Reserves Fund, Stein Roe Intermediate Bond Fund, Stein Roe Income Fund, and Stein Roe High Yield Fund (four of the series comprising Liberty-Stein Roe Funds Income Trust) and SR&F Cash Reserves Portfolio, SR&F Intermediate Bond Portfolio, SR&F Income Portfolio and SR&F High Yield Portfolio (four of the series comprising SR&F Base Trust) included in the Stein Roe Mutual Funds Annual Reports dated June 30, 2000.


                                                          ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2000